Exhibit 99.1

FOR IMMEDIATE RELEASE

STABILIS ENERGY ANNOUNCES SECOND QUARTER 2019 RESULTS

Strong Revenue and EBITDA Growth in Stabilis LNG Business;
10-Q Filing Only Contains Legacy AETI Results

Houston, Texas, August 14, 2019 — Stabilis Energy, Inc., (“Stabilis”) (NASDAQ: SLNG) today reported its financial results for its 2nd quarter ended June 30, 2019 (“current quarter”).  Due to the timing of the Share Exchange Transaction (“the Transaction”) with American Electric Technologies, Inc. (“AETI”) that closed on July 26, 2019, the financial results contained in the Company’s Form 10-Q for the period ended June 30, 2019 reflect the legacy AETI results and do not contain results from Stabilis’ liquefied natural gas (“LNG”) business.  Subsequent quarterly and annual filings will include the financial results of the combined business. This press release contains results of the LNG business that are not included in the Company’s Form 10-Q filed on August 14, 2019.

Stabilis LNG Three Month Results for the Period Ending June 30, 2019

Stabilis reported LNG revenues of $11.1 million, an increase of 28% compared to the quarter ended June 30, 2018 (“prior year quarter”) driven by increased customer volumes and improved pricing in LNG product sales as well as rental, service, and other revenues. LNG product sales were driven by increased volumes at our George West, Texas liquefier.  Utilization of the George West liquefier averaged 76% in the current quarter versus 42% in the prior year quarter driven by increased demand by customers in the industrial and energy sectors, as well as strong exports to Mexico.  Growth in rental, service, and other revenue was driven by customers in the pipeline, utilities, industrial, and energy sectors.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) was $1.6 million in the current quarter vs. an EBITDA loss of $0.1 million in the prior year quarter, a year-over-year improvement of $1.7 million.

Net loss for the current quarter was $1.0 million compared to a net loss of $3.4 million in the prior year quarter, a year-over-year improvement of $2.4 million.

Stabilis LNG Six Month Results for the Period Ending June 30, 2019

For the first six months of 2019, the Stabilis LNG business reported revenues of $24.1 million, an increase of 30% compared to the first six months of 2018.  EBITDA for the first six months of 2019 was $3.6 million, a $1.9 million or 109% improvement from the same period in 2018. Net loss for the first six months was $1.6 million compared to a net loss of $4.9 million for the same period last year, an improvement of $3.3 million.

“We are pleased with the year-on-year growth of the business,” said Jim Reddinger, President and Chief Executive Officer of Stabilis Energy, Inc.  “We are seeing strong demand for LNG fueling solutions across all of our targeted end markets in 2019 and we expect this positive momentum to continue throughout 2019. LNG offers the reliable, low cost, and low environmental emissions solutions that many of our customers require today.  We look forward to updating the market on our progress as we report financial results for the consolidated business going forward.”

Non-GAAP Measures

Our management uses EBITDA to assess the performance and operating results of our business. EBITDA is defined as Earnings before Interest (includes interest income and interest expense), Taxes, Depreciation and Amortization. We include EBITDA to provide investors with a supplemental measure of our operating performance. EBITDA is not a recognized term under generally accepted accounting principles in the U.S. (“GAAP”). Accordingly, it should not be used as an indicator of, or an alternative to, net income as a measure of operating performance. In addition, EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use, as it does not consider certain cash requirements, such as debt service requirements. Because the definition of EBITDA may vary among companies and industries, it may not be comparable to other similarly titled measures used by other companies. The following table provides a reconciliation of Net Loss, the most directly comparable GAAP measure, to EBITDA (in thousands).

The above results represent Stabilis’ standalone operations and do not include the financial results for American Electric Technologies that Stabilis acquired in the Transaction which closed subsequent to the end of the 2nd quarter.  As a result of the Transaction, the quarterly report on Form 10-Q filed by Stabilis for the period ended June 30, 2019 on August 14, 2019, includes only the historical results of American Electric Technologies, Inc. as the legal acquirer in the Transaction.

Conference Call

Management will conduct a conference call on Thursday, August 15, 2019 at 10:00 a.m. eastern time (9:00 a.m. central).  To participate in the call, dial 844-407-9500 for domestic callers, or 862-298-0850 for international callers, at least 10 minutes before the call.  A telephonic replay of the call will be available until August 22, 2019 by dialing 877-481-4010 and using the passcode 53278.  A webcast archive will be available shortly after the call at www.stabilisenergy.com.

About Stabilis

Stabilis Energy, Inc. is a vertically integrated provider of small-scale liquefied natural gas (“LNG”) production, distribution and fueling services to multiple end markets in North America.  Stabilis has safely delivered over 200 million gallons of LNG through more than 20,000 truck deliveries during its 15-year operating history in the LNG industry, which it believes makes it one of the largest and most experienced small-scale LNG providers in North America.  Stabilis’ customers use LNG as a fuel source in a variety of applications in the industrial, energy, mining, utilities and pipelines, commercial, and high horsepower transportation markets. Stabilis’ customers use LNG as an alternative to traditional fuel sources, such as distillate fuel oil and propane, to lower fuel costs and reduce harmful environmental emissions.  Stabilis’ customers also use LNG as a “virtual pipeline” solution when natural gas pipelines are not available or volumes are curtailed.  To learn more, visit www.stabilisenergy.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27a of the Securities Act of 1933, as amended, and Section 21e of the Securities Exchange Act of 1934, as amended. Any actual results may differ from expectations, estimates and projections presented or implied and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "can", "believes," "expects," "could," "will," "plan," "may," "should," "predicts," "potential" and similar expressions are intended to identify such forward-looking statements.

Such forward-looking statements relate to future events or future performance, but reflect the parties' current beliefs, based on information currently available. Most of these factors are outside the parties' control and are difficult to predict. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. Factors that may cause such differences include, among other things: the future performance of Stabilis, future demand for and price of LNG, availability and price of natural gas, unexpected costs, and general economic conditions.

The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors are contained in the definitive proxy statement filed by AETI with the SEC on June 13, 2019 and its Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on April 16, 2019. All subsequent written and oral forward-looking statements concerning Stabilis, or other matters and attributable to Stabilis, or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Stabilis does undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

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Investor Contact:

Andrew Puhala
Chief Financial Officer
832-456-6500
ir@stabilisenergy.com

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